Exhibit 99.1

XPO Logistics Completes Acquisition of New Breed

Becomes the preeminent U.S. provider of complex, technology-enabled contract logistics for blue chip customers

Gains critical mass with total operations of 203 locations, 10,400 employees and end-to-end supply chain solutions

Adds approximately $597 million of revenue and $77 million of adjusted EBITDA to annual run rates

GREENWICH, Conn. — September 2, 2014 — XPO Logistics, Inc. (NYSE: XPO) (“XPO” or the “company”) today announced that it has completed its previously announced acquisition of premium contract logistics provider New Breed Holding Company (“New Breed”) for a cash purchase price of $615 million. The acquisition expands the company’s operations to 203 locations and approximately 10,400 employees.

The company financed the acquisition and related fees and expenses with the proceeds from its August 2014 private placement of $500 million of senior notes and available cash on hand. Upon closing, New Breed’s former chief executive, Louis DeJoy, used $30 million of proceeds from the transaction to purchase restricted stock from the company. As chief executive of XPO’s new contract logistics business, Mr. DeJoy will continue to lead the operations he has been instrumental in growing since 1983.

New Breed is the preeminent U.S. provider of non-asset based, highly engineered contract logistics solutions for blue chip customers. Its services are concentrated in industries with high-growth outsourcing opportunities, including telecom/technology, retail/e-commerce, aerospace and defense, medical equipment and select areas of manufacturing. The company plans to grow its contract logistics platform organically and through the addition of complementary acquisitions.

In July, the company raised its 2014 financial targets in light of the significant growth of its acquired operations and cold-starts, as reported, and its agreement to acquire New Breed. The company expects to achieve an annual revenue run rate of more than $3 billion and an annual EBITDA run rate of at least $150 million by year-end.

Credit Suisse Securities (USA) LLC served as financial advisor to XPO Logistics, and Wachtell, Lipton, Rosen & Katz acted as legal advisor for the transaction. Morgan Stanley & Co. LLC served as financial advisor to New Breed, and Willkie Farr & Gallagher LLP acted as legal advisor.

About XPO Logistics, Inc.

XPO Logistics, Inc. (NYSE: XPO) is one of the fastest growing providers of transportation logistics services in North America: the fourth largest freight brokerage firm, the third largest provider of intermodal services, the largest provider of last mile logistics for heavy goods, the largest manager of expedited shipments, and the leading provider of premium contract logistics, with growing positions in managed transportation, global freight forwarding and less-than-truckload brokerage. The company facilitates more than 31,000 deliveries a day throughout the U.S., Mexico and Canada.

XPO Logistics has 203 locations and approximately 10,400 employees. Its three business segments—freight brokerage, expedited transportation and freight forwarding—utilize relationships with ground, rail, sea and air carriers to serve over 14,000 customers in the manufacturing, industrial, retail, commercial, life sciences and governmental sectors. The company has more than 3,600 trucks under contract to its drayage, expedited and last mile subsidiaries, and has access to additional capacity through its relationships with over 27,000 other carriers. For more information: www.xpologistics.com

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of these terms or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking.

These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause or contribute to a material difference include, but are not limited to, those discussed in XPO’s filings with the SEC and the following: economic conditions generally; competition; XPO’s ability to find suitable acquisition candidates and execute its acquisition strategy; the expected impact of the acquisition of New Breed, including the expected impact on XPO’s results of operations; the ability to realize anticipated synergies and cost savings with respect to acquired companies; XPO’s ability to raise debt and equity capital; XPO’s ability to attract and retain key employees to execute its growth strategy, including New Breed’s management team; litigation, including litigation related to alleged misclassification of independent contractors; the ability to develop and implement a suitable information technology system; the ability to maintain positive relationships with XPO’s networks of third-party transportation providers; the ability to retain XPO’s and acquired companies’ largest customers; XPO’s ability to successfully integrate New Breed and other acquired businesses; rail and other network changes; weather and other service disruptions; and governmental regulation. All forward-looking statements set forth in this press release are qualified by these cautionary statements and there can be no assurance that the actual results or developments anticipated will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, XPO or its businesses or operations. Forward-looking statements set forth in this document speak only as of the date hereof, and XPO undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, changes in expectations or the occurrence of unanticipated events except to the extent required by law.

Investor Contact:

XPO Logistics, Inc.

Tavio Headley, +1-203-930-1602

tavio.headley@xpologistics.com

Media Contacts:

Brunswick Group

Gemma Hart, Darren McDermott, +1-212-333-3810